EXHIBIT 99.1

Industrial Enterprises of America Announces New Ticker Symbol -- IEAM

NEW YORK, June 2, 2006 (PRIMEZONE) -- Industrial Enterprises of America, Inc. (OTC BB:ILNP.OB - News) today announced that effective Monday, June 5, 2006, the Company will begin trading under the new ticker symbol (OTC BB:IEAM.OB - News). This ticker symbol was changed by Nasdaq due to the required change of the Company's common stock CUSIP number following the recently announced reverse stock split, also effective on Monday, June 5, 2006.

The new CUSIP number for Industrial Enterprises of America's common stock will be 456132 20 8. Shareholders may exchange their current stock certificates for newly issued shares reflecting the symbol change, new CUSIP number and the post-split adjusted number of shares, but are not required or obligated to do so.

About Industrial Enterprises of America, Inc.

Industrial Enterprises of America, Inc., headquartered in New York, N.Y., is an automotive aftermarket supplier that specializes in the sale of anti-freeze, auto fluids, charcoal fluids, and other additives and chemicals. The company has distinct proprietary brands that collectively serve the retail, professional, and discount automotive aftermarket channels.

Contact:
Industrial Enterprises of America, Inc.
Investors and Public Relations:
David Zazoff
(212) 505-5976
PressReleases@Za-Consulting.net
Source: Industrial Enterprises of America, Inc.